Exhibit 99.1
ALLEGIANT TRAVEL COMPANY
FOURTH QUARTER AND FULL-YEAR 2023 FINANCIAL RESULTS
Fourth quarter 2023 GAAP diluted loss per share of $(0.13)
Fourth quarter 2023 diluted earnings per share, excluding special charges of $0.11(1)(6)(7)
Fourth quarter 2023 airline only diluted earnings per share, excluding special charges of $0.86(1)(8)

Full-year 2023 GAAP diluted earnings per share of $6.29
Full-year 2023 diluted earnings per share, excluding special charges of $7.31(1)(6)(7)
Full-year 2023 airline only diluted earnings per share, excluding special charges of $8.82(1)(8)

Sunseeker Resort officially opened December 15, 2023

LAS VEGAS. February 5, 2024 — Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the fourth quarter and full-year 2023, as well as comparisons to the prior year:

Consolidated	Three Months Ended December 31,		Percent Change
(unaudited) (in millions, except per share amounts)	2023	2022	YoY
Total operating revenue	$611.0	$611.5	(0.1)%
Total operating expense	600.4	522.4	14.9%
Operating income	10.6	89.2	(88.1)%
Income (loss) before income taxes	(1.8)	65.9	NM
Net income (loss)	(2.0)	52.5	NM
Diluted earnings (loss) per share	(0.13)	2.87	NM
Sunseeker special charges, net of recoveries (6)	(11.0)	(1.0)	NM
Airline special charges (6)	19.9	0.1	NM
Net income, excluding special charges net of recoveries(1)(5)(7)	2.4	54.1	(95.6)%
Diluted earnings per share excluding special charges net of recoveries(1)(5)(7)	0.11	2.95	(96.3)%

Airline only	Three Months Ended December 31,		Percent Change(2)
(unaudited) (in millions, except per share amounts)	2023	2022	YoY
Airline operating revenue	$608.1	$611.5	(0.6)%
Airline operating expense (1)	587.5	519.5	13.1%
Airline operating income	20.6	92.1	(77.6)%
Airline income before income taxes (1)	6.2	70.5	(91.2)%
Airline net income (1)(4)	3.2	55.6	(94.2)%
Airline special charges (6)	19.9	0.1	NM
Airline net income, excluding special charges (1)(3)(8)	15.9	55.6	(71.4)%
Airline operating margin, excluding special charges (1)(8)	6.6%	15.1%	(8.5)
Airline diluted earnings per share, excluding special charges (1)(3)(8)	0.86	3.04	(71.7)%

Consolidated	Twelve Months Ended December 31,		Percent Change
(unaudited) (in millions, except per share amounts)	2023	2022	YoY
Total operating revenue	$2,509.9	$2,301.8	9.0%
Total operating expense	2,288.9	2,210.2	3.6%
Operating income	221.0	91.6	141.3%
Income before income taxes	159.1	5.0	NM
Net income	117.6	2.5	NM
Diluted earnings per share	6.29	0.14	NM
Sunseeker special charges, net of recoveries (6)	(6.4)	34.0	NM
Airline special charges (6)	35.1	0.6	NM
Net income, excluding special charges net of recoveries(1)(5)(7)	136.6	33.2	311.4%
Diluted earnings per share excluding special charges net of recoveries(1)(5)(7)	7.31	1.81	303.9%

Airline only	Twelve Months Ended December 31,		Percent Change(2)
(unaudited) (in millions, except per share amounts)	2023	2022	YoY
Airline operating revenue	$2,507.0	$2,301.8	8.9%
Airline operating expense (1)	2,255.5	2,164.9	4.2%
Airline operating income	251.5	137.0	83.6%
Airline income before income taxes (1)	188.1	58.0	224.3%
Airline net income (1)(4)	140.5	44.6	215.0%
Airline special charges (6)	35.1	0.6	NM
Airline net income, excluding special charges (1)(3)(8)	164.7	45.0	266.0%
Airline operating margin, excluding special charges (1)(8)	11.4%	6.0%	5.4
Airline diluted earnings per share, excluding special charges (1)(3)(8)	8.82	2.46	258.5%

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)Except Airline operating margin, excluding special charges, which is percentage point change.
(3)Utilizing an annual airline-only, excluding special charge effective tax rate of 26.2% for 2023 and 23.2% for 2022 and fourth quarter effective tax rates of 39.1% for 2023 and 21.3% for 2022.
(4)Utilizing an annual airline-only effective tax rate of 25.3% for 2023 and 23.1% for 2022 and fourth quarter effective tax rates of 48.7% for 2023 and 21.1% for 2022.
(5)Utilizing an annual consolidated, excluding special charge effective tax rate of 27.2% for 2023 and 16.2% for 2022 and fourth quarter effective tax rates of 65.8% for 2023 and 16.9% for 2022.
(6)In 2023 and 2022, we recognized as special charges the full amount of estimated property damage to Sunseeker Resort due to weather and other insured events less the amount of recognized insurance recoveries through the end of the applicable period. In 2023 we also recognized aircraft accelerated depreciation as special charges related to our revised fleet plan. We sometimes refer to these amounts as “specials” in this earnings release.
(7)Adjusted to exclude the impacts of property damage to Sunseeker Resort, net of recoveries, and aircraft accelerated depreciation charges resulting from our revised fleet plan.
(8)Adjusted to exclude aircraft accelerated depreciation charges related to our revised fleet plan.
NM    Not meaningful
*    Note that amounts may not recalculate due to rounding

“I am pleased to report 2023 diluted earnings per share, excluding special charges, of $7.31,” stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. “At the onset of 2023 we committed to delivering a reliable operation, and Team Allegiant more than delivered. Not only did we end the year with a controllable completion of 99.8 percent, we delivered an airline-only operating margin, excluding specials, of more than 11 percent. Our unique, low-utilization business model, focusing on an out and back structure, continues to stand the test of time. As mentioned last quarter, Allegiant is a PLFC, profitable leisure-focused carrier. While the team and I are proud of what we accomplished this past year, we still have work to do to restore margins to historical levels. We are focused on returning to our long-term financial targets as we head into 2024.

"We have spent the past few years outlining our ambitious plans to position ourselves as an integrated travel company. We hit a major milestone in our company history by officially opening Sunseeker Resort to the public on December 15. The sprawling waterfront resort, boasting 785 hotel rooms and 20 wholly owned food and beverage outlets has been more than four years in the making. The resort provides a world class leisure destination to offer to our customers. It will take some time for the property to ramp to financial maturity. We are encouraged by early bookings and expect to be EBITDA positive during 2024.

"During 2023 we continued to distinguish ourselves by further promoting the power of our brand. The Allegiant credit card has grown to just shy of 500 thousand members. We received $120 million in total compensation related to the program. This number is expected to continue to grow in 2024. The Allways Rewards program enrolled 2.1 million new members in 2023. These members fly significantly more than non-members on itinerary values that far exceed non-members. Integrating Sunseeker into these programs will provide additional value for our customers, further expanding our brand efforts."

“I am proud of the progress we made throughout 2023 to rightfully resume our place near the top of the industry both operationally as well as financially,” stated Gregory Anderson, president of Allegiant Travel Company. “We completed 2023 with the second best controllable completion in the industry. This operational excellence helped drive out nearly $100 million in irregular operations costs from the business, resulting in near industry leading margins. I'm sure you noticed the recent airline rankings in the Wall Street Journal. We moved up two spots to number three out of nine major US airlines. This improvement speaks volumes about our efforts to provide a 'best-in-class' product for our customers. These successes are a direct result of the efforts of our team members throughout the network.

"Although we are proud of our performance in 2023, 2024 will continue our focus on restoring peak-period utilization, thereby bolstering our financial performance through increased margins. In the coming months we expect to induct our first Boeing MAX aircraft. We have tempered capacity growth to roughly five percent to ensure a smooth integration. The addition of this aircraft will improve operational reliability, enhance the customer experience, and deliver improved economics.

"In 2024, our focus will be on optimization. With continued focus on a number of long-term initiatives, we expect to see planned improvements throughout the business. I remain confident we will continue our operational excellence, a necessity for continued financial success. Our team members' efforts and dedication are the reasons for our 2023 industry leading performance. Team Allegiant remains the best in the industry."

Fourth Quarter 2023 Results and Highlights

•Total operating revenue of $611.0M, roughly flat over the prior year
•Total fixed fee contracts revenue of $24.9M, up 9.7% year-over-year

•Operating income, excluding specials,(1)(3)(4) of $19.5M, yielding an operating margin of 3.2%
•Airline-only operating income, excluding specials,(1)(5) of $40.5M, yielding an airline-only operating margin of 6.6%

•Income before income tax, excluding specials,(1)(3)(4) of $7.0M, yielding a pre-tax margin of 1.2%
•Airline-only income before income tax, excluding specials,(1)(5) of $26.1M, yielding a pre-tax margin of 4.3%

•Consolidated EBITDA, excluding specials,(1)(3)(4) of $77.8M, yielding an EBITDA margin of 12.7%
•Airline-only EBITDA, excluding specials,(1)(5) of $96.8M a 15.9% margin

•Airline-only operating CASM, excluding fuel and special charges,(5) of 8.50 ¢, up 10.8% year-over-year
•Includes $19.7M in incremental cost related to accrual of pilot retention bonuses
•Excludes $19.9M in aircraft accelerated depreciation related to the early retirement of 21 airframes to be retired between 2023 through 2025

•Opened Sunseeker Resort at Charlotte Harbor on December 15

•Ranked number 3 amongst major US carriers in the Wall Street Journal's "The Best and Worst Airlines of 2023"

•Issued the company's second annual ESG report, which includes five company-wide targets, including an emissions intensity reduction goal

Full-Year 2023 Results and Highlights

•Total operating revenue of $2.5B, up 9.0% year over year, on a total system capacity increase of 1.9%
•Full-year TRASM(2) was 13.38 cents, a record annual TRASM, up 7.0% year-over-year on scheduled service capacity increases of 1.7%
•Average total fare was $142.15, up 5.6% year-over-year, including total average ancillary revenue of $72.90, up 7.6% from 2022

•Income before income tax (4) of $187.7M, excluding special charges, yielding a 7.5% pre-tax margin
•Airline-only income before income tax, excluding specials,(1)(5) of $223.3M, yielding a pre-tax margin of 8.9%

•Added 2.1 million Allegiant Allways Rewards® members throughout 2023, with more than 17 million total members at year end, a 13 percent increase over year-end 2022

•Airline-only Operating CASM, excluding fuel and special charges,(5) of 8.12 cents, up 10.8% as compared with full-year 2022

•$119.6 million in total cobrand credit card remuneration received from Bank of America, up 18% from the prior year
•Grew cardholders by 16 percent over year-end 2022

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)TRASM represents total passenger revenue per scheduled service available seat mile.
(3)In 2023 and 2022, we recognized as special charges the full amount of estimated property damage to Sunseeker Resort due to weather and other insured events less the amount of recognized insurance recoveries through the end of the applicable period. In 2023 we also recognized aircraft accelerated depreciation as special charges related to our revised fleet plan.
(4)Adjusted to exclude the impacts of property damage to Sunseeker Resort, net of recoveries, and aircraft accelerated depreciation charges resulting from our revised fleet plan.
(5)Adjusted to exclude aircraft accelerated depreciation charges related to our revised fleet plan.

Balance Sheet, Cash and Liquidity

•Total available liquidity at December 31, 2023 was $1.1B, which included $870.7M in cash and investments, and $275M in undrawn revolving credit facilities and PDP facilities
•$42.6M in cash from operations during the fourth quarter 2023
•Total debt at December 31, 2023 was $2.3B
•Net debt at December 31, 2023 was $1.4B
•Debt principal payments of $187.9M during the fourth quarter
•Includes $150M prepayment of 8.5% senior secured notes during the quarter
•Full-year principal payments of $480.9M, including a total of $210.0M in prepayments related to 2024 maturities
•Returned $11.1M in dividends during the fourth quarter
•Full-year dividend payments of $22.1M
•Scheduled payment of quarterly dividend in the amount of $0.60 per share on March 1, 2024 to shareholders of record on February 15, 2024
•Repurchased 192 thousand shares during the fourth quarter at an average share price of $65.27
•Air traffic liability at December 31, 2023 was $353.5M

Airline Capital Expenditures

•Fourth quarter capital expenditures of $143.1M, which included $119.6M for aircraft purchases and inductions, pre-delivery deposits, and other related costs, and $23.5M in other airline capital expenditures
•Fourth quarter deferred heavy maintenance spend was $16.8M

Sunseeker Resort Charlotte Harbor

•Total Sunseeker fixed assets as of December 31, 2023 were $614.9M
•Fourth quarter capital expenditures, excluding capitalized interest(1), were $52.7M
•Recorded recoveries, net of special charges, of $11.0M during fourth quarter 2023, which includes $18.9M of insurance recoveries and $7.9M of additional losses related to estimated property damages at Sunseeker Resort resulting from various weather events, including Hurricane Idalia

(1)Fourth quarter capital expenditures are inclusive of Sunseeker Resort, Aileron Golf Club, remediation work related to weather and insurance events, and accrued expenditures not yet paid. Capitalized interest, operating expenses, and estimated losses related to insurance events have been excluded from this figure.

Guidance, subject to revision

First quarter 2024 airline-only guidance

System ASMs - year over year change	~1.0%
Scheduled service ASMs - year over year change	~1.0%

Fuel cost per gallon	$2.85
Operating margin	8.0% to 10.0%
Earnings per share, airline only	$1.00 - $2.00

First quarter 2024 consolidated guidance

Earnings per share, consolidated	$0.50 - $1.50

Full-year 2024 airline-only guidance

System ASMs - year over year change	2.0% to 6.0%
Scheduled service ASMs - year over year change	2.0% to 6.0%

Interest expense (millions)	$140 to $150
Capitalized interest (1) (millions)	($25) to ($35)
Interest income (millions)	$35 to $45

Airline full-year CAPEX
Aircraft, engines, induction costs, and pre-delivery deposits (millions)(2)	$535 to $555
Capitalized deferred heavy maintenance (millions)	$80 to $90
Other airline capital expenditures (millions)	$155 to $165

Recurring principal payments (millions)	$150 to $160

(1)Includes capitalized interest related to pre-delivery deposits on new aircraft.
(2)Excludes capitalized interest related to pre-delivery deposits on new aircraft.

Full-year 2024 Sunseeker guidance

EBITDA (millions)	Up to $15
Depreciation expense (millions)	~$25
Interest expense (millions)	~$20

Occupancy rate	~60%
Average daily rate	~$350

Sunseeker full-year CAPEX
Sunseeker capital expenditures (millions)	~$10

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	YE23	YE24
737-8200 (190 seats)	—	10
A319 (156 seats)	34	34
A320 (177 seats)	19	11
A320 (180-186 seats)	73	75
Total	126	130

The table above is provided based on the company’s current plans and is subject to change. The numbers exclude aircraft expected to be delivered during 2024 but will not be placed into revenue service until 2025.

The above plan is management's best estimate and differs from our contractual obligations.

Allegiant Travel Company will host a conference call with analysts at 3:00 p.m. ET Monday, February 5, 2024 to discuss its fourth quarter and full-year 2023 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in underserved cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline and Sunseeker Resort operations, revenue, expenses and earnings, available seat mile growth, expected capital expenditures, the cost of fuel, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on Boeing and other third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the impact of government regulations on the airline industry, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to implement the announced alliance with Viva Aerobus and to otherwise prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the impact of the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully operate Sunseeker Resort, increases in maintenance costs, cyclical and seasonal fluctuations in our operating results, and the perceived acceptability of our environmental, social and governance efforts.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Percent Change
	2023	2022	YoY
OPERATING REVENUES:
Passenger	$556,123	$564,721	(1.5)%
Third party products	26,693	23,560	13.3
Fixed fee contracts	24,949	22,751	9.7
Other	3,237	517	526.1
Total operating revenues	611,002	611,549	(0.1)
OPERATING EXPENSES:
Aircraft fuel	175,853	185,203	(5.0)
Salaries and benefits	188,005	141,386	33.0
Station operations	63,696	56,214	13.3
Depreciation and amortization	58,700	51,924	13.0
Maintenance and repairs	28,249	26,694	5.8
Sales and marketing	29,351	25,216	16.4
Aircraft lease rentals	5,976	6,132	(2.5)
Other	41,743	30,395	37.3
Special charges, net of recoveries	8,817	(814)	NM
Total operating expenses	600,390	522,350	14.9
OPERATING INCOME	10,612	89,199	(88.1)
OTHER (INCOME) EXPENSES:
Interest expense	40,479	37,181	8.9
Interest income	(12,197)	(8,560)	42.5
Capitalized interest	(16,183)	(5,046)	220.7
Other, net	306	(226)	NM
Total other expenses	12,405	23,349	(46.9)
INCOME (LOSS) BEFORE INCOME TAXES	(1,793)	65,850	NM
INCOME TAX PROVISION	163	13,376	(98.8)
NET INCOME (LOSS)	$(1,956)	$52,474	NM
Earnings (loss) per share to common shareholders:
Basic	($0.13)	$2.87	(104.5)
Diluted	($0.13)	$2.87	(104.5)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,915	17,880	0.2
Diluted	17,915	17,910	—

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Three Months Ended December 31,				Percent Change(1)
	2023		2022		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	4,145,771		3,962,466		4.6%
Available seat miles (ASMs) (thousands)	4,607,174		4,358,220		5.7
Airline operating expense per ASM (CASM) (cents)	12.75	¢	11.92	¢	7.0
Fuel expense per ASM (cents)	3.82	¢	4.25	¢	(10.1)
Airline operating CASM, excluding fuel (cents)	8.94	¢	7.67	¢	16.6
Departures	29,733		28,005		6.2
Block hours	69,737		66,389		5.0
Average stage length (miles)	876		881		(0.6)
Average number of operating aircraft during period	126.7		118.6		6.8
Average block hours per aircraft per day	6.0		6.1		(1.6)
Full-time equivalent employees at end of period	5,643		5,306		6.4
Fuel gallons consumed (thousands)	54,726		51,536		6.2
ASMs per gallon of fuel	84.2		84.6		(0.5)
Average fuel cost per gallon	$3.21		$3.59		(10.6)
Scheduled service statistics:
Passengers	4,067,855		3,893,870		4.5
Revenue passenger miles (RPMs) (thousands)	3,691,343		3,578,134		3.2
Available seat miles (ASMs) (thousands)	4,429,826		4,192,352		5.7
Load factor	83.3%		85.3%		(2.0)
Departures	28,244		26,591		6.2
Block hours	66,845		63,648		5.0
Average seats per departure	176.6		176.0		0.3
Yield (cents) (2)	7.74	¢	8.50	¢	(8.9)
Total passenger revenue per ASM (TRASM) (cents)(3)	13.16	¢	14.03	¢	(6.2)
Average fare - scheduled service(4)	$70.22		$78.14		(10.1)
Average fare - air-related charges(4)	$66.50		$66.89		(0.6)
Average fare - third party products	$6.56		$6.05		8.4
Average fare - total	$143.27		$151.08		(5.2)
Average stage length (miles)	887		893		(0.7)
Fuel gallons consumed (thousands)	52,530		49,533		6.1
Average fuel cost per gallon	$3.20		$3.58		(10.6)
Percent of sales through website during period	97.5%		95.7%		1.8
Other data:
Rental car days sold	296,227		286,129		3.5
Hotel room nights sold	56,290		60,520		(7.0)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,		Percent Change
	2023	2022	YoY
OPERATING REVENUES:
Passenger	$2,324,397	$2,137,762	8.7%
Third party products	112,579	100,959	11.5
Fixed fee contracts	68,548	60,937	12.5
Other	4,333	2,171	99.6
Total operating revenues	2,509,857	2,301,829	9.0
OPERATING EXPENSES:
Aircraft fuel	695,871	814,803	(14.6)
Salaries and benefits	687,803	552,413	24.5
Station operations	256,560	255,168	0.5
Depreciation and amortization	223,130	197,542	13.0
Maintenance and repairs	123,802	117,814	5.1
Sales and marketing	114,616	100,678	13.8
Aircraft lease rentals	24,948	23,621	5.6
Other	133,501	113,532	17.6
Special charges, net of recoveries	28,645	34,612	(17.2)
Total operating expenses	2,288,876	2,210,183	3.6
OPERATING INCOME	220,981	91,646	141.1
OTHER (INCOME) EXPENSES:
Interest expense	153,186	115,711	32.4
Interest income	(46,615)	(16,469)	183.0
Capitalized interest	(45,132)	(12,640)	257.1
Other, net	491	91	439.6
Total other expenses	61,930	86,693	(28.6)
INCOME BEFORE INCOME TAXES	159,051	4,953	NM
INCOME TAX PROVISION	41,455	2,460	NM
NET INCOME	$117,596	$2,493	NM
Earnings per share to common shareholders:
Basic	$6.32	$0.14	NM
Diluted	$6.29	$0.14	NM
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,945	17,959	(0.1)
Diluted	18,019	18,034	(0.1)

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Twelve Months Ended December 31,				Percent Change(1)
	2023		2022		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	17,342,236		16,796,544		3.2%
Available seat miles (ASMs) (thousands)	18,772,110		18,419,045		1.9
Airline operating expense per ASM (CASM)(cents)	12.02	¢	11.75	¢	2.3
Fuel expense per ASM (cents)	3.71	¢	4.42	¢	(16.1)
Airline operating CASM, excluding fuel (cents)	8.31	¢	7.33	¢	13.4
Departures	120,525		118,069		2.1
Block hours	285,453		278,792		2.4
Average stage length (miles)	882		884		(0.2)
Average number of operating aircraft during period	125.2		114.2		9.6
Average block hours per aircraft per day	6.2		6.7		(7.5)
Full-time equivalent employees at end of period	5,643		5,306		6.4
Fuel gallons consumed (thousands)	224,996		218,606		2.9
ASMs per gallon of fuel	83.4		84.3		(1.1)
Average fuel cost per gallon	$3.09		$3.73		(17.2)
Scheduled service statistics:
Passengers	17,143,870		16,630,138		3.1
Revenue passenger miles (RPMs) (thousands)	15,639,329		15,224,346		2.7
Available seat miles (ASMs) (thousands)	18,208,820		17,909,190		1.7
Load factor	85.9%		85.0%		0.9
Departures	116,044		114,066		1.7
Block hours	276,313		270,516		2.1
Average seats per departure	176.3		175.7		0.3
Yield (cents) (2)	7.59	¢	7.31	¢	3.8
Total passenger revenue per ASM (TRASM) (cents)(3)	13.38	¢	12.50	¢	7.0
Average fare - scheduled service(4)	$69.25		$66.88		3.5
Average fare - air-related charges(4)	$66.33		$61.67		7.6
Average fare - third party products	$6.57		$6.07		8.2
Average fare - total	$142.15		$134.62		5.6
Average stage length (miles)	888		890		(0.2)
Fuel gallons consumed (thousands)	218,129		212,466		2.7
Average fuel cost per gallon	$3.09		$3.72		(16.9)
Percent of sales through website during period	95.8%		96.0%		(0.2)
Other data:
Rental car days sold	1,377,710		1,447,708		(4.8)
Hotel room nights sold	249,933		282,854		(11.6)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	December 31, 2023 (unaudited)	December 31, 2022	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$143.3	$230.0	(37.7)%
Short-term investments	671.4	725.1	(7.4)
Long-term investments	56.0	63.3	(11.5)
Total unrestricted cash and investments	870.7	1,018.4	(14.5)
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	439.9	152.9	187.7
Long-term debt and finance lease obligations, net of current maturities and related costs	1,819.7	1,944.1	(6.4)
Total debt	2,259.6	2,097.0	7.8
Debt, net of unrestricted cash and investments	1,388.9	1,078.6	28.8
Total Allegiant Travel Company shareholders’ equity	1,328.6	1,220.7	8.8

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Basic:
Net income (loss)	$(1,956)	$52,474	$117,596	$2,493
Less income allocated to participating securities	(348)	(1,125)	(4,188)	(32)
Net income (loss) attributable to common stock	$(2,304)	$51,349	$113,408	$2,461
Earnings (loss) per share, basic	$(0.13)	$2.87	$6.32	$0.14
Weighted-average shares outstanding	17,915	17,880	17,945	17,959
Diluted:
Net income (loss)	$(1,956)	$52,474	$117,596	$2,493
Less income allocated to participating securities	(348)	(1,123)	(4,175)	(32)
Net income (loss) attributable to common stock	$(2,304)	$51,351	$113,421	$2,461
Earnings (loss) per share, diluted	$(0.13)	$2.87	$6.29	$0.14
Weighted-average shares outstanding (1)	17,915	17,880	17,945	17,959
Dilutive effect of stock options and restricted stock	—	61	249	132
Adjusted weighted-average shares outstanding under treasury stock method	17,915	17,941	18,194	18,091
Participating securities excluded under two-class method	—	(31)	(175)	(57)
Adjusted weighted-average shares outstanding under two-class method	17,915	17,910	18,019	18,034

(1)Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Twelve Months Ended December 31, 2023
(Unaudited)

Airline operating expense, airline income before income taxes, airline net income, and airline diluted earnings per share all eliminate the effects of non-airline activity as such activity is not reflective of airline operating performance. We also present these airline-only metrics excluding special charges related to aircraft accelerated depreciation on early retirement of certain airframes. Management believes the exclusion of these special charges enhances comparability of financial information between periods. Airline earnings before interest, taxes, depreciation and amortization ("Airline EBITDA") eliminates the effects of non-airline operating activity and other items. As such, all of these are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines.

We also present both operating expense and CASM excluding aircraft fuel expense as fuel price volatility impacts the comparability of year over year financial performance. We believe the adjustment for fuel expense allows investors to better understand our non-fuel costs and related performance.

We present consolidated operating income, EBITDA, and diluted earnings per share excluding Sunseeker special charges, net of recoveries, and airline special charges, to exclude the impact of losses and insurance recoveries incurred primarily as the result of hurricanes and other insured events at Sunseeker and to exclude aircraft accelerated depreciation on early retirements of certain airframes. Management believes these measures enhance comparability of financial information between periods.

Consolidated EBITDA, Consolidated EBITDA excluding special charges, and Airline EBITDA excluding special charges, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. We also adjust EBITDA within this release to exclude non-airline activity and special charges. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and Airline EBITDA to evaluate our operating performance and liquidity, and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and make it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these adjusted numbers to the most directly comparable GAAP financial performance measure, which we believe is net income.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating expenses, operating income, income before income taxes, net income, and net income per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating expenses, income before income taxes, net income, earnings per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of net income and earnings per share excluding special charges net of recoveries (millions except share and per share amounts)
Income (loss) before income taxes as reported (GAAP)	$(1.8)	$65.9	$159.1	$5.0
Special charges, net of recoveries(5)	8.8	(0.8)	28.6	34.6
Income before income taxes excluding special charges net of recoveries(1)	7.0	65.1	187.7	39.6
Income tax expense as reported (GAAP)	0.2	13.4	41.5	2.5
Income tax expense excluding special charges net of recoveries(1)(4)	4.6	11.0	51.1	6.4
Net income excluding special charges net of recoveries(1)	2.4	54.1	136.6	33.2
Net (income) allocated to participating securities excluding special charges net of recoveries(1)	(0.3)	(1.2)	(4.8)	(0.4)
Net income attributable to common stock excluding special charges net of recoveries(1)	2.1	52.9	131.8	32.8

Diluted shares used for computation (GAAP) (thousands)	17,915	17,910	18,019	18,034
Diluted shares used for computation - excluding special charges net of recoveries (thousands)(1)	17,929	17,910	18,019	18,034

Diluted earnings (loss) per share as reported (GAAP)	$(0.13)	$2.87	$6.29	$0.14
Diluted earnings per share excluding special charges net of recoveries(1)	$0.11	$2.95	$7.31	$1.81

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of airline operating expense, operating income, and income before income taxes excluding special charges (millions)
Operating expense as reported (GAAP)	$600.4	$522.4	$2,288.9	$2,210.2
Non-airline operating expense(1)	12.8	2.9	33.4	45.3
Airline operating expense(1)	587.6	519.5	2,255.5	2,164.9
Airline special charges(1)(5)	19.9	0.1	35.1	0.6
Airline operating expense, excluding special charges(1)(7)	$567.7	$519.4	$2,220.4	$2,164.3

Operating income as reported (GAAP)	$10.6	$89.2	$221.0	$91.6
Non-airline operating loss	10.0	2.9	30.5	45.3
Airline special charges(1)(5)	19.9	0.1	35.1	0.6
Airline operating income, excluding special charges(1)(7)	$40.5	$92.2	$286.6	$137.5
Airline operating margin, excluding special charges(7)	6.6%	15.1%	11.4%	6.0%

Income (loss) before income taxes as reported (GAAP)	$(1.8)	$65.9	$159.1	$5.0
Non-airline loss before income taxes(1)	8.0	4.7	29.1	53.0
Airline special charges(1)(5)	19.9	0.1	35.1	0.6
Airline income before income taxes, excluding special charges(1)(7)	$26.1	$70.7	$223.3	$58.6

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of airline net income excluding special charges and airline earnings per share excluding special charges (millions except share and per share amounts)
Income (loss) before income taxes as reported (GAAP)	$(1.8)	$65.9	$159.1	$5.0
Non-airline loss before income taxes(1)	8.0	4.6	29.0	53.0
Airline income before income taxes(1)	6.2	70.5	188.1	58.0
Airline special charges(1)(5)	19.9	0.1	35.1	0.6
Airline income before income taxes, excluding special charges(1)(7)	26.1	70.6	223.2	58.6

Income tax expense (benefit) as reported (GAAP)	0.2	13.4	41.5	2.5
Airline income tax expense, excluding special charges(1)(2)	10.2	15.0	58.5	13.6
Airline net income, excluding special charges(1)	15.9	55.6	164.7	45.0

Airline net (income) allocated to participating securities excluding special charges(1)	(0.5)	(1.2)	(5.8)	(0.6)
Airline net income attributable to common stock excluding special charges(1)	15.4	54.4	158.9	44.4

Diluted shares used for computation (GAAP) (thousands)	17,915	17,910	18,019	18,034
Diluted shares used for computation - airline only excluding special charges (thousands)(1)	17,929	17,910	18,019	18,034

Diluted earnings (loss) per share as reported (GAAP)	$(0.13)	$2.87	$6.29	$0.14
Diluted airline earnings per share excluding special charges(1)	$0.86	$3.04	$8.82	$2.46

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of airline operating CASM excluding fuel and special charges (millions)
Consolidated operating expense (GAAP)	$600.4	$522.4	$2,288.9	$2,210.2
Less fuel expense	175.9	185.2	695.9	814.8
Less non-airline operating expense(1)	12.8	2.9	33.4	45.3
Less airline special charges(1)(5)	19.9	0.1	35.1	0.6
Total airline operating expense less fuel and airline special charges(1)(7)	$391.8	$334.2	$1,524.5	$1,349.5

System available seat miles (millions)	4,607.2	4,358.2	18,772.1	18,419.0
Cost per available seat mile (cents)	13.03	11.99	12.19	12.00
Cost per available seat mile excluding non-airline expense (cents)	12.75	11.92	12.02	11.75
Cost per available seat mile excluding fuel, non-airline expense, and airline special charges (cents)	8.50	7.67	8.12	7.33

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of operating income excluding special charges (millions)
Operating income as reported (GAAP)	$10.6	$89.2	$221.0	$91.6
Sunseeker special charges, net of recoveries(5)	(11.0)	(1.0)	(6.4)	34.0
Airline special charges(5)	19.9	0.1	35.1	0.6
Operating income, excluding special charges(1)(6)	$19.5	$88.3	$249.7	$126.2

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of Airline net income (millions)
Income (loss) before income taxes as reported (GAAP)	$(1.8)	$65.9	$159.1	$5.0
Non-airline loss before income taxes(1)	8.0	4.6	29.0	53.0
Airline income before income taxes(1)	$6.2	$70.5	$188.1	$58.0
Airline only income taxes(1)(3)	3.0	14.9	47.6	13.4
Airline net income(1)	$3.2	$55.6	$140.5	$44.6

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Consolidated EBITDA and Consolidated EBITDA, excluding special charges(millions)
Net income (loss) as reported (GAAP)	$(2.0)	$52.5	$117.6	$2.5
Interest expense, net	12.1	23.6	61.4	86.6
Income tax expense	0.2	13.4	41.5	2.5
Depreciation and amortization(7)	58.7	51.9	223.1	197.5
Consolidated EBITDA(1)	$69.0	$141.4	$443.6	$289.1
Special charges, net of recoveries(3)	8.8	(0.8)	28.6	34.6
Consolidated EBITDA, excluding special charges(1)(6)	$77.8	$140.6	$472.2	$323.7

Airline EBITDA, excluding special charges (millions)
Income (loss) before taxes as reported (GAAP)	$(1.8)	$65.9	$159.1	$5.0
Non-airline loss before taxes(1)	8.0	4.6	29.0	53.0
Airline special charges(1)(7)	19.9	0.1	35.1	0.6
Airline income before taxes, excluding special charges(1)(2)	$26.1	$70.6	$223.2	$58.6
Airline interest expense, net(1)	14.0	21.8	62.8	78.9
Airline depreciation and amortization(1)(7)	56.7	51.9	220.9	197.4
Airline EBITDA, excluding special charges(1)(7)	$96.8	$144.3	$506.9	$334.9

(1)Denotes non-GAAP figure.
(2)Utilizing an annual airline-only, excluding special charge effective tax rate of 26.2% for 2023 and 23.2% for 2022 and fourth quarter effective tax rates of 39.1% for 2023 and 21.3% for 2022.

(3)Utilizing an annual airline-only effective tax rate of 25.3% for 2023 and 23.1% for 2022 and fourth quarter effective tax rates of 48.7% for 2023 and 21.1% for 2022.
(4)Utilizing an annual consolidated, excluding special charge effective tax rate of 27.2% for 2023 and 16.2% for 2022 and fourth quarter effective tax rates of 65.8% for 2023 and 16.9% for 2022.
(5)In 2023 and 2022, we recognized as special charges the full amount of estimated property damage to Sunseeker Resort due to weather and other insured events less the amount of recognized insurance recoveries through the end of the applicable period. In 2023 we also recognized aircraft accelerated depreciation as special charges related to our revised fleet plan.
(6)Adjusted to exclude the impacts of property damage to Sunseeker Resort, net of recoveries, and aircraft accelerated depreciation charges resulting from our revised fleet plan.
(7)Adjusted to exclude aircraft accelerated depreciation charges related to our revised fleet plan.
*    Note that amounts may not recalculate due to rounding